                                                           Registration No. 333-

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  SYNAVANT INC.
             (Exact name of Registrant as specified in its charter)

                         DELAWARE                                                    22-2940965
(State or other jurisdiction of incorporation or organization)          (I.R.S. Employer Identification Number)

                      3445 PEACHTREE ROAD N.E., SUITE 1400
                             ATLANTA, GEORGIA 30326
    (Address, including zip code, of Registrant's principal executive office)

                                  SYNAVANT INC.
               REPLACEMENT PLAN FOR IMS HEALTH EQUITY-BASED AWARDS
                            2000 STOCK INCENTIVE PLAN
                          EMPLOYEE STOCK PURCHASE PLAN
                           (Full title of the Plans)

                            ------------------------

                                CRAIG S. KUSSMAN
                                  SYNAVANT INC.
                      3445 PEACHTREE ROAD N.E., SUITE 1400
                             ATLANTA, GEORGIA 30326
                                 (404) 841-4000
       (Name, address, including zip code, and telephone number, including area code, of Registrant's agent for service)

                                   Copies to:
                            ALAN J. SINSHEIMER, ESQ.
                               SULLIVAN & CROMWELL
                                125 BROAD STREET
                          NEW YORK, NEW YORK 10004-2498
                                 (212) 558-4000

                                              CALCULATION OF REGISTRATION FEE
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                                                  Proposed Maximum       Proposed Maximum
Title of Securities to be     Amount to be       Offering Price Per     Aggregate Offering      Amount of Registration
      Registered(1)           Registered(1)           Share                   Price                     Fee
----------------------------------------------------------------------------------------------------------------------
Common stock, $0.01 par       7,772,109 shares     $ 10.66825(3)           $ 82,914,840              $ 21,889.52
value per share               1,847,703 shares        8.00(4)                14,781,624                 3,902.35
                                                                                                        --------
                                                                                                     $ 25,791.87
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(1)   This  registration  statement  (the  "Registration  Statement")  registers
      9,619,812 shares of Common Stock of SYNAVANT Inc., a Delaware  corporation
      (the  "Company"),  including  preferred  share  purchase  rights in tandem therewith, which may be offered and sold from time to time pursuant to the
      Company's  Replacement  Plan  for  IMS  Health  Equity-Based  Awards  (the
      "Replacement  Plan"),  2000 Stock  Incentive  Plan (the "2000  SIP"),  and
      Employee  Stock  Purchase  Plan (the "ESPP")  (collectively,  the "Plan").
      Pursuant to Rule 416(a),  the number of shares being  registered  shall be adjusted to include any additional  shares which may become  issuable as a result  of stock  splits,  stock  dividends  or  similar  transactions  in accordance with the anti-dilution  provisions of the Replacement Plan, the
      2000 SIP and the ESPP.

(2)   Calculated  pursuant to Section  6(b) of the  Securities  Act of 1933,  as
      amended,  as follows:  $264 per $1 million of proposed  maximum  aggregate offering price.

(3)   Represents   weighted   average  exercise  price  of  options  and  awards
      outstanding under the Replacement Plan and 2000 SIP at the date hereof, in accordance  with paragraph (h) of Rule 457, for the purpose of calculating the registration fee.

(4)   Estimated  pursuant to  paragraphs  (c) and (h) of Rule 457 solely for the purpose of calculating the registration fee, based upon the average of the reported high and low sales prices for shares of Common Stock on September
      13, 2000, as reported in the composite tape for the Nasdaq National Market
      System.

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                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following  documents  filed by SYNAVANT Inc. (the  "Company" or the
"Registrant")  with the Securities and Exchange  Commission  (the  "Commission")
pursuant to the  Securities  Exchange  Act of 1934,  as amended  (the  "Exchange
Act"), are hereby incorporated by reference in this Registration Statement:

              (a) The  Company's  Registration  Statement  on Form 10  initially filed under the name "ST Spin,  Inc." on June 9, 2000,  and  amendments thereto,  including  Amendment No. 3 filed on August 29, 2000, pursuant to the Exchange  Act (File No.  000-30926)  (the "Form 10  Registration
         Statement");

              (b) The  description of the Company's  capital stock  contained in the Form 10  Registration  Statement,  including any other amendment or report filed for the purpose of updating such description;

              (c) The  Company's  Current  Report  on Form  8-K  filed  with the
         Commission on September 8, 2000 (File No. 0-30822).

         All documents filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration  Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities  offered have been sold or which  deregisters all securities  then  remaining  unsold,  shall  be  deemed  to be  incorporated  by reference into this  Registration  Statement and to be part hereof from the date of filing of such documents.  Any statement contained in a document incorporated or deemed to be incorporated by reference  herein shall be deemed to be modified or superseded for purposes of this  Registration  Statement to the extent that a statement  contained herein or in any subsequently  filed document which also is or is deemed to be incorporated by reference  herein modifies or supersedes such statement.  Any such  statement so modified or  superseded  shall not be deemed, except as so modified or superseded,  to constitute a part of this  Registration
Statement.

Item 4.  Description of Securities

         Not required.

Item 5.  Interests of Named Experts and Counsel

         None.

Item 6.  Indemnification of Directors and Officers

         Section  145 of the  General  Corporation  Law of the State of Delaware
(the "Delaware  Law")  empowers a Delaware  corporation to indemnify any persons who are, or are  threatened to be made,  parties to any  threatened,  pending or
completed   legal  action,   suit  or  proceeding,   whether  civil,   criminal,
administrative or investigative (other than an action by or in the right of such corporation),  by  reason of the fact  that  such  person is or was an  officer, director,  employee  or agent of such  corporation,  or is or was serving at the request of such corporation as a director, officer, employee or agent of another
corporation,   partnership,  joint  venture,  trust  or  other  enterprise.  The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement  actually and  reasonably  incurred by such person in connection  with such action,  suit or  proceeding,  provided that such officer, director,  employee or agent  acted in good faith and in a manner he  reasonably believed to be in or not opposed to the corporation's  best interests,  and, for criminal  proceedings,  had no  reasonable  cause to  believe  his  conduct  was unlawful.  A Delaware  corporation  may  indemnify  officers and directors in an action by or in the right of the corporation  under the same conditions,  except that

                                      II-1

no  indemnification  is permitted  without  judicial  approval if the officer or director  is  adjudged  to be liable to the  corporation.  Where an  officer  or director is  successful  on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

         The Company's  Amended and Restated  Certificate of Incorporation  (the
"Certificate  of  Incorporation")  provides  that the  Company  shall  indemnify directors  and  officers  made party to any  threatened,  pending  or  completed
action,  suit  or  proceeding,   whether  civil,  criminal,   administrative  or
investigative,   including  appeals,  to  the  fullest  extent  Delaware.   Such
indemnification  shall continue  after an individual  ceases to be an officer or
director  and  shall  inure  to  the  benefit  of  the  heirs,   executors   and
administrators of such person.  The Company's  Certificate of Incorporation also provides that a director of the Company  shall not be  personally  liable to the
Company or its stockholders for monetary damages for breach of fiduciary duty as a director,  except to the extent such  exemption  from  liability or limitation thereof  is not  permitted  under the  General  Corporation  Law of the State of
Delaware as the same exists or may hereafter be amended.

         The   indemnification   rights   conferred   by  the   Certificate   of
Incorporation  of the  Company are not  exclusive  of any other right to which a person seeking  indemnification may otherwise be entitled.  The Company may also provide  liability  insurance for the directors and officers for certain  losses arising  from  claims  or  charges  made  against  them  while  acting  in their capacities as directors or officers.

Item 7.  Exemption from Registration Claimed

         Not applicable.

Item 8.  Exhibits

         The  following   exhibits  are  filed  as  part  of  this  Registration
Statement:

         4.1  Amended and Restated  Certificate of  Incorporation of the Company
              (incorporated  herein by  reference  to Exhibit 3.1 to the Form 10
              Registration Statement)

         4.2  Amended and Restated By-Laws of the Company  (incorporated  herein by reference to Exhibit 3.2 to the Form 10 Registration Statement)

         4.3  The Rights  Agreement,  dated as of August 29,  2000,  between the
              Company  and  EquiServe  Trust  Company  (incorporated  herein  by reference to Exhibit 4.2 to the Form 10 Registration Statement)

         5    Opinion of Sullivan & Cromwell

         23.1 Consent of Independent Accountants

         24   Powers  of  Attorney  (included  on the  signature  pages  of this
              Registration Statement)

Item 9.  Undertakings

         (a) The undersigned Registrant hereby undertakes:

              (1) To file,  during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

              (i) To include any prospectus  required by Section 10(a)(3) of the
         Securities Act of 1933;

              (ii) To  reflect  in the  Prospectus  any facts or events  arising after the effective  date of this  Registration  Statement (or the most recent post-effective amendment thereof) which,  individually or in the aggregate,  represent a fundamental change in the information set forth in the  Registration  Statement;  notwithstanding  the  foregoing,  any increase or decrease in the volume of securities  offered (if the total dollar  value of  securities  offered  would not exceed  that which was registered) and any deviation from the low or high end

                                      II-2

         of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20%
         change  in the  maximum  aggregate  offering  price  set  forth  in the
         "Calculation of Registration  Fee" table in the effective  registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration
           Statement or any material change to such information in the
           Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if this
Registration  Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d)
of the  Securities  Exchange Act of 1934 that are  incorporated  by reference in this Registration Statement.

              (2) That, for the purpose of determining  any liability  under the
Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such  securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To  remove  from  registration  by means  of a  post-effective amendment  any of the  securities  being  registered  which remain unsold at the termination of the offering.

         (b) The undersigned  registrant hereby undertakes that, for purposes of determining  any liability  under the Securities Act of 1933, each filing of the registrant's  annual  report  pursuant to Section  13(a) or Section 15(d) of the
Securities  Exchange  Act of 1934  (and,  where  applicable,  each  filing of an employee  benefit  plan's  annual  report  pursuant  to  Section  15(d)  of  the
Securities  Exchange  Act of 1934)  that is  incorporated  by  reference  in the
Registration  Statement  shall  be  deemed  to be a new  registration  statement relating to the securities offered therein,  and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c)  Insofar  as  indemnification  for  liabilities  arising  under the
Securities Act of 1933 may be permitted to directors,  officers and  controlling persons of the registrant  pursuant to the foregoing  provisions,  or otherwise, the  registrant  has been  advised  that in the  opinion of the  Securities  and
Exchange  Commission such  indemnification is against public policy as expressed in the Act and is,  therefore,  unenforceable.  In the  event  that a claim  for indemnification  against  such  liabilities  (other  than  the  payment  by  the registrant of expenses  incurred or paid by a director,  officer or  controlling person of the  registrant  in the  successful  defense  of any  action,  suit or proceeding)  is  asserted by such  director,  officer or  controlling  person in connection with the securities being registered,  the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit  to a  court  of  appropriate  jurisdiction  the  question  whether  such indemnification  by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                      II-3

                                   SIGNATURES

         Pursuant  to the  requirements  of the  Securities  Act  of  1933,  the
Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration
Statement  to be  signed  on its  behalf  by  the  undersigned,  thereunto  duly authorized,  in the City of  Atlanta,  State  of  Georgia,  on this  14th day of
September, 2000.

                                        SYNAVANT INC.
                                        (Registrant)

                                        By /s/ Wayne P. Yetter
                                           -------------------------------------
                                           Wayne P. Yetter
                                           Chairman and Chief Executive Officer

                                      II-4

         KNOW ALL PERSONS BY THESE  PRESENTS,  that each person whose  signature appears below constitutes and appoints Wayne P. Yetter and Craig S. Kussman, and each of them, as his or her true and lawful  attorney-in-fact  and agents,  with full power of substitution and resubstitution,  for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments
(including  post-effective  amendments)  and  supplements  to this  Registration
Statement,  and to file  the  same  with  the  Commission,  granting  unto  said attorney-in-fact  and agents,  and each of them,  full power and authority to do and perform each and every act and thing  requisite  and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or
could  do  in  person,   hereby   ratifying   and   confirming   all  that  said
attorney-in-fact  and agents, or any of them or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

           Pursuant to the requirements of the Securities Act of 1933, this
Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

               SIGNATURE                                     TITLE                        DATE
               ---------                                     -----                        ----
                                       Chairman, Chief Executive Officer and       September 14, 2000
/s/ Wayne P. Yetter                    Director
----------------------------------
     Wayne P. Yetter

                                                                                   September 14, 2000
                                       President
/s/ Ronald D. Brown
----------------------------------
     Ronald D. Brown

                                       Executive Vice President, Development,      September 14, 2000
/s/ Craig S. Kussman                   Secretary and Chief Financial Officer
----------------------------------
     Craig S. Kussman

                                                                                   September 14, 2000
                                       Controller
/s/ Clifford A. Farren
----------------------------------
     Clifford A. Farren

                                                                                   September 14, 2000
                                       Director
/s/ Peter Fuchs
----------------------------------
     Peter Fuchs

                                                                                   September 14, 2000
                                       Director
/s/ Robert J. Kamerschen
----------------------------------
     Robert J. Kamerschen

                                                                                   September 14, 2000
                                       Director
/s/ H. Eugene Lockhart
----------------------------------
     H. Eugene Lockhart

                                                                                   September 14, 2000
                                       Director
/s/ Barry L. Williams
----------------------------------
     Barry L. Williams

                                      II-5

                                INDEX TO EXHIBITS

                                                                          Sequentially
Exhibit Number  Description                                               Numbered Page
--------------  -----------                                               -------------

           4.1  Amended and Restated Certificate of Incorporation
                of the Company (incorporated herein by reference to
                Exhibit 3.1 to the Form 10 Registration Statement).

           4.2  Amended and Restated By-Laws of the Company
                (incorporated herein by the reference to Exhibit
                3.2 to the Form 10 Registration Statement).

           4.3  The Rights Agreement, dated as of August 29, 2000,
                between the Company and EquiServe Trust Company
                (incorporated herein by reference to Exhibit 4.2 to
                the Form 10 Registration Statement).

             5  Opinion of Sullivan & Cromwell

          23.1  Consent of Independent Certified Public Accountants

            24  Powers of Attorney (included on the signature pages
                of this Registration Statement).

                                      II-6